NUMBER

SHARES

PAR PETROLEUM CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

AUTHORIZED: 500,000,000 COMMON SHARES,
$0.01 PAR VALUE PER SHARE

CUSIP 69888T 20 7

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies That

SPECIMEN

is the owner of

Fully Paid and Non-Assessable Common Shares, $0.01 Par Value of

PAR PETROLEUM CORPORATION

transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and the Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

CHIEF EXECUTIVE OFFICER

PAR PETROLEUM CORPORATION
CORPORATE
SEAL
DELAWARE

VICE PRESIDENT / SECRETARY

Countersigned:
CORPORATE STOCK TRANSFER, INC.
3200 Cherry Creek South Drive, Suite 430
Denver, CO 80209

By ______________________
Transfer Agent and Registrar Authorized Officer

400

PAR PETROLEUM CORPORATION

CORPORATE STOCK TRANSFER, INC.

TRANSFER FEE: AS REQUIRED

SPECIMEN

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHED THERETO PURSUANT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, DATED AUGUST 31, 2012, AND THE STOCKHOLDERS' AGREEMENT, DATED AUGUST 31, 2012. THE CORPORATION WILL FURNISH TO A SHAREHOLDER, ON DEMAND AND WITHOUT CHARGE, A FULL COPY OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND/OR A FULL COPY OF THE STOCKHOLDERS' AGREEMENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________________
(State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

FOR VALUE RECEIVED, ______________________________ hereby sell, assign and transfer unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________________ Shares
of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

______________________________ Attorney to transfer
the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: ____________ 20________,

Signature: X ______________________________

Signature(s) Guaranteed:

Signature: X ______________________________

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.